UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2022 (May 18, 2022)

THE WENDY’S COMPANY

(Exact name of registrant, as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

(614) 764-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	WEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 18, 2022, The Wendy’s Company (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders: (i) elected each of the 11 director nominees; (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022; (iii) approved an advisory resolution to approve executive compensation; and (iv) did not approve the stockholder proposal requesting information on the use of gestation stalls in the Company’s pork supply chain. The voting results for each proposal are set forth below. The proposals are further described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2022.

The proposal to elect each of the 11 nominees to serve as a director of the Company until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal, was approved. Each nominee received the affirmative vote of a majority of the votes cast with respect to such nominee’s respective election. Voting results for the nominees were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nelson Peltz	153,553,715	12,349,912	311,674	22,587,307
Peter W. May	159,348,829	6,570,149	298,015	22,587,307
Matthew H. Peltz	159,535,214	6,322,468	358,192	22,587,307
Kristin A. Dolan	163,627,280	2,318,738	270,808	22,587,307
Kenneth W. Gilbert	165,004,177	861,269	351,429	22,587,307
Richard H. Gomez	164,691,138	1,183,102	342,753	22,587,307
Joseph A. Levato	162,526,577	3,351,570	338,846	22,587,307
Michelle J. Mathews-Spradlin	164,883,600	1,058,571	274,704	22,587,307
Todd A. Penegor	164,373,062	1,496,635	347,279	22,587,307
Peter H. Rothschild	142,315,391	21,487,157	2,414,248	22,587,307
Arthur B. Winkleblack	163,256,805	2,611,847	347,810	22,587,307

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022 was approved by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows: (i) 185,362,500 votes for; (ii) 3,115,225 votes against; and (iii) 327,277 abstentions.

The proposal to approve an advisory resolution to approve executive compensation was approved by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows: (i) 160,652,513 votes for; (ii) 4,296,347 votes against; (iii) 1,268,399 abstentions; and (iv) 22,587,307 broker non-votes.

The stockholder proposal requesting information on the use of gestation stalls in the Company’s pork supply chain was not approved, as such proposal failed to receive the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows: (i) 22,739,557 votes for; (ii) 138,977,192 votes against; (iii) 3,866,422 abstentions; and (iv) 23,213,414 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: May 19, 2022	By:	/s/ Michael G. Berner
Michael G. Berner
Vice President – Corporate & Securities Counsel and Chief Compliance Officer, and Assistant Secretary

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